UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 8, 2008, Catalent Pharma Solutions, Inc. (the “Company”) determined that it will restate its interim consolidated financial statements as of and for the three and nine month periods ended March 31, 2008 included in its periodic report on Form 10-Q for that period (the “Report”). This restatement is necessary as the Company has determined that its €225.0 million 9 3/4% euro-denominated senior subordinated notes (the “senior subordinated notes”) and the €265.0 million euro-denominated term loan tranche of its senior secured credit facilities (the “euro-denominated term loan”) did not qualify as effective economic hedges of the Company’s net investment in its euro-denominated subsidiaries and that its €115.0 million euro-denominated interest rate swap did not qualify as an effective cash flow hedge. These hedges did not meet the hedge accounting requirements under Statement of Financial Accounting Standards No. 133 (SFAS 133) “Accounting for Derivative Instruments and Hedging Activities” (as amended) because the Company did not complete the required contemporaneous analysis and documentation of these net investments as required by SFAS 133 when the Company entered into its senior subordinated notes and euro-denominated term loan. As a result of this restatement, the previously issued interim consolidated financial statements included in the Report should not be relied upon.

The Company initially recorded non-cash, unrealized foreign currency transaction losses relating to its senior subordinated notes, euro-denominated term loan and euro-denominated interest rate swap to Accumulated other comprehensive income/(loss) on the Company’s Consolidated Balance Sheet as of March 31, 2008. In the opinion of management, these non-cash, unrealized foreign currency transaction losses should have been recorded in determining Net loss on the Company’s Statement of Operations for the three and nine months ended March 31, 2008, as the Company had not completed the contemporaneous analysis and documentation of its senior subordinated notes and the euro-denominated term loan at their inception to determine whether these qualified as effective economic hedges of the Company’s net investment in its euro-denominated subsidiaries in accordance with SFAS 133. The Company is in the process of analyzing its net investment in its euro-denominated subsidiaries and completing the related documentation as required by SFAS 133 in connection with its senior subordinated notes and euro-denominated term loan to determine the portion that will qualify to be designated as an effective economic hedge of its net investment in its euro-denominated subsidiaries. As such, when the required analysis and documentation is satisfactorily completed the Company will prospectively record non-cash, unrealized foreign currency transaction gains and losses relating to its senior subordinated notes and euro-denominated term loan to Accumulated other comprehensive income/(loss) on the Company’s Consolidated Balance Sheet for the portion, if any, that qualifies as an effective economic hedge of the Company’s net investment in its euro-denominated subsidiaries. For the portion, if any, that is determined to be ineffective, the Company will record non-cash, unrealized foreign currency transaction gains and losses in determining Net loss on the Company’s Statement of Operations on a prospective basis. Until such time, all non-cash, unrealized foreign currency transaction gains and losses relating to its senior subordinated notes and euro-denominated term loan will be recorded in determining Net loss on the Company’s Statement of Operations.

As a result of correcting the error, net loss for the three and nine month periods ended March 31, 2008 was increased by $38.8 million and $79.2 million, respectively, which is comprised of $59.4 million and $121.4 million, respectively of non-cash, unrealized foreign currency transaction losses reduced by $20.6 million and $42.2 million of tax benefits related to the non-cash, unrealized foreign currency transaction losses for each of those periods. The Company concluded that $2.9 million, net of a $1.5 million tax benefit, of these non-cash, unrealized transaction losses related to the period ended June 30, 2007 and that the error was not material to that prior period. Accordingly, the Company recorded the prior period charge in the first quarter of fiscal 2008 to Other expense, net, in the Company’s results of operations. Additionally, as a result of this correction, as of March 31, 2008 Accumulated deficit and Accumulated other comprehensive income both increased $79.2 million.

Under the indenture governing the senior subordinated notes and the agreement governing the senior secured credit facilities, unrealized gains and losses resulting from foreign currency transactions and translations are excluded from the Company’s computation of Adjusted EBITDA. As such, these non-cash adjustments do not impact the Company’s previously reported Adjusted EBITDA.

The Company will restate its interim consolidated financial statements as of and for the three and nine month periods ended March 31, 2008 in an amendment to the Report. Related corrections to the Company’s first and second quarter of fiscal 2008 will be contained in a footnote to the amended Report since the results for such quarters were not subject to Form 10-Q reporting requirements. The restatement is expected to have the following impact on the Company’s financial statements as of and for the three and nine months ended March 31, 2008:

Dollars in millions

	As Reported	Adjustment	As Restated
As of March 31, 2008
Total Assets	$3,891.8	$—	$3,891.8
Accumulated deficit	(222.8)	(79.2)	(302.0)
Accumulated other comprehensive income	107.9	79.2	187.1
Total Shareholder’s equity	956.5	—	956.5
Total Liabilities and Shareholder’s equity	3,891.8	—	3,891.8

For the Three Months Ended March 31, 2008
Other expense, net	9.0	59.4	68.4
(Loss)/earnings from continuing operations before income taxes and minority interest	(37.0)	(59.4)	(96.4)
Income tax expense (benefit)	(5.8)	(20.6)	(26.4)
(Loss)/earnings from continuing operations	(32.4)	(38.8)	(71.2)
Net (loss)/earnings	(31.0)	(38.8)	(69.8)

For the Nine Months Ended March 31, 2008
Other expense, net	28.8	121.4	150.2
(Loss)/earnings from continuing operations before income taxes and minority interest	(117.7)	(121.4)	(239.1)
Income tax expense (benefit)	(49.8)	(42.2)	(92.0)
(Loss)/earnings from continuing operations	(69.4)	(79.2)	(148.6)
Net (loss)/earnings	$(72.5)	$(79.2)	$(151.7)

The Audit Committee and senior management of the Company have discussed these matters with the Company’s independent registered public accounting firm. Accordingly, the Company’s interim consolidated financial statements included in the Company’s Report as of and for the three and nine months ended March 31, 2008 will be amended to reflect the appropriate classification of these items. The Company will file the amended periodic report on Form 10-Q/A as of and for the three and nine months ended March 31, 2008 as soon as practicable to reflect the restatement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President and General Counsel

Dated: September 9, 2008

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